UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 30, 2022

PURE HARVEST CORPORATE GROUP, INC.

(Name of registrant as specified in its charter)

Colorado	333-212055	71-0942431
State of Incorporation	Commission File Number	IRS Employer Identification No.

7400 E. Crestline Circle, #130

Greenwood Village, CO 80111

Address of principal executive offices

(800) 924-3716

Telephone number, including area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

ITEM 1.01. Entry into a Material Definitive Agreement.

On March 29, 2022, the company entered into a forbearance agreement with a majority of its unsecured creditors by debt amount. Under the terms of the agreement, the unsecured creditors will not exercise any of their rights under the various debt instruments against the company for a period of ninety (90) days in order to allow the company to restructure its obligations and operations.

Also, on March 29, 2022, the company entered into a security agreement and guaranty agreement with a majority of its unsecured creditors by debt amount. Under the terms of the agreement, the unsecured creditors were able to collateralize the company’s assets against their outstanding debts, subject to preexisting security agreements with other creditors.

The foregoing summary of the forbearance agreement, the security agreement, and the guaranty agreement (the “Creditor Agreements”) is not complete and is qualified in its entirety by reference to the Creditor Agreements, copies of which are filed as Exhibits 10.13, 10.14 and 10.15.

Item 9.01 Financial Statements and Exhibits

Exhibit No. Description

10.13 Forbearance Agreement

10.14 Security Agreement

10.15 Guaranty Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 30, 2022

PURE HARVEST CORPORATE GROUP, INC.

By:	/s/ Matthew Gregarek
Matthew Gregarek
Chief Executive Officer